Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE NEWMARK GROUP, INC.	CONSOLIDATED
DERIVATIVE LITIGATION	C.A. No. 2022-0687-BWD

AMENDED NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS
OF COMMON STOCK OF NEWMARK GROUP, INC.
(“NEWMARK” OR THE “COMPANY”), ALONG WITH
THEIR SUCCESSORS AND ASSIGNS, EXCLUDING
THE SETTLING DEFENDANTS

IF YOU HELD COMMON STOCK FOR THE BENEFIT
OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS
DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Amended Notice of Pendency and Proposed Settlement of Derivative Action (this “Amended Notice”) is to inform you of: (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by stockholders of Newmark asserting claims on behalf of and for the benefit of Newmark; (ii) the proposed settlement of the Action (the “Settlement”) as against all defendants, subject to Court approval and other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise, Settlement, and Release dated February 7, 2025 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on August 13, 2025, at 11:30 a.m., before The Honorable Bonnie W. David (the “Settlement Hearing”).1 The purpose of the Settlement Hearing to be held by the Court is to determine whether: (i) Plaintiffs have adequately represented Newmark’s interests; (ii) the proposed Settlement of the Action should be approved by the Court as fair, reasonable, adequate and in the best interests of Newmark; (iii) the Action should be dismissed with prejudice as against the Settling Defendants and all of the Released Claims against the Released Persons should be fully, finally, and forever released, settled, and discharged; (iv) whether and in what amount any Fee and Expense Award should be paid to Plaintiffs’ Counsel out of the Cash Settlement Amount; (v) whether and in what amount any Plaintiff incentive award should be paid to any Plaintiff out of the Cash Settlement Amount; and (vi) Judgment approving the Settlement of the Action should be entered in accordance with the terms of the Stipulation.

PLEASE READ THIS AMENDED NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS AMENDED NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE SETTLEMENT, AND FROM PURSUING THE SETTLED PLAINTIFF CLAIMS.

The Stipulation was entered into as of February 7, 2025, by and among: (i) Plaintiffs Cardinal Capital Management, L.L.C. (“Cardinal”), Robert Garfield (“Garfield”), and Laborers Local No. 231 Pension Fund (“Local No. 231” and, collectively, “Plaintiffs”), derivatively on behalf of Newmark; (ii) Nominal Defendant Newmark; and (iii) Defendants Howard Lutnick (“Lutnick”), Barry Gosin (“Gosin”), Michael Rispoli (“Rispoli”), Virginia Bauer, Michael Snow, and Kenneth McIntyre (collectively the “Settling Defendants” and together with Plaintiffs and Newmark, the “Settling Parties”).

This Amended Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Settling Parties will ask the Court at the Settlement Hearing to enter Judgment dismissing the Action with prejudice as against the Settling Defendants in accordance with the terms of the Stipulation.

[1]	Capitalized terms not defined in this Amended Notice have the meanings set forth in the Stipulation, which is publicly available as indicated below.

WHAT IS THE PURPOSE OF THIS AMENDED NOTICE?

The purpose of this Amended Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of Newmark stockholders. In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

As described more fully below, Newmark stockholders have the right to object to the proposed Settlement, the Fee Application by Plaintiffs’ Counsel for an award of reasonable fees and expenses (the “Fee and Expense Award”), and/or any Plaintiff incentive award. Newmark stockholders have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable Bonnie W. David on August 13, 2025, at 11:30 a.m., at the Court of Chancery of the State of Delaware, Sussex County, 34 The Circle, Georgetown, DE 19947.

The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of the Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by the Settling Parties, or as otherwise permitted pursuant to the Stipulation, with or without future notice to Newmark stockholders. The Court may enter Judgment, and order the payment of the Fee and Expense Award, all without future notice to Newmark stockholders.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE SETTLING PARTIES. IT IS BASED ON STATEMENTS OF THE SETTLING PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY OR MAY NOT WISH TO TAKE IN RELATION TO THIS LITIGATION.

Newmark is a publicly traded company that is a full commercial real estate services firm. In 2013, Nasdaq entered into an agreement (the “Nasdaq Transaction”) with Newmark’s former parent company, BGC Group, Inc. (“BGC”), to purchase BGC’s electronic trading platform, eSpeed, Inc. (“eSpeed”). Nasdaq agreed to pay BGC $750 million in cash and 14,883,705 shares of Nasdaq stock. The cash component was paid up front, but the shares were to be paid in fifteen annual installments of 992,247 shares each. The agreement further provided that, if Nasdaq were to sell eSpeed before the final payment of Nasdaq shares in 2027, all remaining payments of Nasdaq shares would accelerate with a slight discount.

In late 2017, BGC spun off Newmark and assigned Newmark the right to receive the Nasdaq shares from the Nasdaq Transaction.

On June 25, 2021, Nasdaq completed a resale of eSpeed, thereby triggering the accelerated payment of Nasdaq shares to Newmark. This accelerated payment resulted in the transfer of 6,222,342 shares of Nasdaq stock to Newmark, worth approximately $940 million as of June 25, 2021.

On June 28, 2021, in connection with Newmark’s accelerated receipt of common shares of Nasdaq, Newmark’s Compensation Committee approved the redemption of a substantial number of limited partnership units held by partners of the Company (the “2021 Equity Event”), including the exchange of 16.6 million partnership units held by Newmark officers Lutnick, Gosin, Rispoli, and Stephen Merkel for $146 million.

On December 27, 2021, the Compensation Committee approved a one-time bonus award to Lutnick of $50 million (the “Bonus”). The award agreement, dated December 28, 2021 (the “Bonus Effective Date”), provided for an aggregate cash payment of $50 million, payable as follows: $20 million within three days of the Bonus Effective Date, and $10 million within thirty days following vesting on each of the first, second, and third anniversaries of the Bonus Effective Date.

On February 7, 2022, Cardinal served a Delaware General Corporation Law Section 220 (“Section 220”) demand on the Company seeking books and records to investigate suspected wrongdoing in connection with the 2021 Equity Event and the Bonus. On February 24, 2022, Garfield served a similar Section 220 demand on the Company.

On August 5, 2022, Garfield filed a derivative complaint on behalf of Newmark in the Court of Chancery of the State of Delaware. On October 7, 2022, Cardinal filed its derivative complaint on behalf of Newmark in the Court of Chancery of the State of Delaware. On December 13, 2022, the actions filed by Garfield and Cardinal were consolidated and Robbins Geller Rudman & Dowd LLP was appointed as Lead Counsel.

On January 10, 2023, Cardinal and Garfield filed a Verified Consolidated Amended Stockholder Derivative Complaint (the “Consolidated Complaint”). The Consolidated Complaint alleged that the 2021 Equity Event and the Bonus were not entirely fair, and asserted causes of action for waste, unjust enrichment, and breach of fiduciary duty.

On March 17, 2023, Defendants filed their respective answers to the Consolidated Complaint. Defendants denied any wrongdoing and asserted, among other things, that Plaintiffs would be unable to establish demand futility, that the business judgment rule applied to the 2021 Equity Event and the Bonus, and that, even if entire fairness applied, the challenged transactions were entirely fair.

Thereafter, the Parties commenced discovery. Plaintiffs served multiple sets of interrogatories and requests for production of documents on Defendants. Defendants likewise served interrogatories and requests for production of documents on Plaintiffs. Plaintiffs also served subpoenas on a number of third parties.

The Parties’ written discovery requests led to substantial meet-and-confer correspondence and numerous teleconferences, and resulted in two motions to compel by Plaintiffs: one filed in December 2023 and resolved in January 2024, and one filed in October 2024 (which remained pending as of the time the Parties reached an agreement to resolve this Action).

Plaintiffs ultimately received from Defendants and various third parties, and then reviewed, 48,704 documents, totaling 471,173 pages. Plaintiffs also reviewed and then produced to Defendants 26,741 documents, totaling more than 118,159 pages.

Subsequent to the substantial completion of document discovery, Plaintiffs took the deposition of Defendant Rispoli—Newmark’s Chief Financial Officer—on October 21, 2024. The Parties also scheduled, and Plaintiffs’ Counsel began preparing for, depositions of each of the remaining named Defendants in November 2024, plus certain other Newmark employees and third parties. These depositions were put on hold pending mediation.

On November 25, 2024, the Parties submitted a stipulation to add Local No. 231 as a Plaintiff to this Action. On November 26, 2024, the Court granted the stipulation.

On December 18, 2024, the Parties and Defendants’ directors’ and officers’ insurance carriers participated in a day-long mediation session before David M. Murphy, Esq., of Phillips ADR. The Parties engaged in substantial briefing prior to this mediation session.

The December 18 mediation did not result in a settlement. However, after the mediation, Mr. Murphy continued to conduct negotiations with the Parties and Defendants’ directors’ and officers’ insurance carriers.

On December 21, 2024, the Parties agreed to settle the Action, based on the mediator’s recommendation, for a cash payment of $50 million to Newmark, to be paid by Newmark’s directors’ and officers’ insurance carriers.

Plaintiffs represent that they have owned at all relevant times and continue to own shares of Newmark common stock.

The Stipulation is intended to fully, finally, and forever release, resolve, compromise, settle and discharge the Released Claims and terminate the Action as against the Settling Defendants with prejudice. It is the intention of Plaintiffs and the Settling Defendants that the Settlement will release the Released Claims against the Released Persons upon Final Approval of the Stipulation.

The entry by the Settling Parties into the Stipulation is not, and shall not be construed as or deemed to be evidence of, an admission as to the merit or lack of merit of any Claims or defenses asserted in the Action.

Plaintiffs and Plaintiffs’ Counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs and Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law with respect to Plaintiffs’ claims on behalf of Newmark. In negotiating and evaluating the terms of the Stipulation, Plaintiffs and Plaintiffs’ Counsel considered the legal and factual defenses to the Settled Plaintiff Claims. Plaintiffs and Plaintiffs’ Counsel have received sufficient information to evaluate the merits of this Settlement. Based upon their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate and in the best interests of Newmark, and that it confers substantial benefits upon Newmark.

The Settling Defendants deny any and all allegations of wrongdoing, fault, liability, or damage whatsoever. Specifically, the Settling Defendants deny that they acted contrary to the best interests of Newmark and its stockholders or breached any duties. The Settling Defendants maintain that they have meritorious defenses to all claims alleged in the Action. Nothing in the Stipulation shall be construed as any admission by the Settling Defendants of wrongdoing, fault, liability, or damages whatsoever. Nothing in the Stipulation shall be construed as an allocation of fault or liability between or among the Settling Defendants.

The Settling Parties recognize that the Action has been filed and prosecuted by Plaintiffs in good faith and defended by the Settling Defendants in good faith and further that the terms of the Settlement as set forth herein were negotiated at arm’s length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

WHAT ARE THE TERMS OF THE SETTLEMENT?

In consideration for the full and final release, settlement, and discharge of any and all Released Claims against the Released Persons upon Final Approval, the Settling Defendants shall cause the Cash Settlement Amount ($50,000,000.00 U.S.) to be paid into escrow by Newmark’s directors’ and officers’ insurance carriers (who have committed to fund the Cash Settlement Amount), within 15 Business Days after entry of the Judgment. The Cash Settlement Amount shall be disbursed in the manner set forth in paragraph 2 of the Stipulation.

This Action was brought as a derivative action on behalf of and for the benefit of Newmark. Stockholders will not receive a direct payment of the Cash Settlement Amount but will indirectly benefit from the Cash Settlement Amount being paid to Newmark.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter Judgment, at which time the Action against the Settling Defendants shall be dismissed with prejudice. This dismissal is without fees or costs, except as expressly provided in the Stipulation.

Upon the Effective Date and the Settling Parties’ compliance with all terms set forth in the Stipulation, Plaintiffs, on behalf of themselves and Newmark, and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns, shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Defendant Persons from and with respect to every one of the Settled Plaintiff Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Settled Plaintiff Claims against any of the Released Defendant Persons.

Upon the Effective Date and the Settling Parties’ compliance with all terms set forth in the Stipulation, the Settling Defendants and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Plaintiff Persons from and with respect to every one of the Settled Defendant Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Settled Defendant Claims against any of the Released Plaintiff Persons.

The contemplated releases given by the Settling Parties in the Stipulation extend to Released Claims that the Settling Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this Settlement.

With respect to any and all Released Claims, the Settling Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a Person’s release of unknown claims to the fullest extent permitted by law, and to have relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code (or any similar, comparable or equivalent provision of any law of any state or territory of the United States, federal law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties shall be deemed by operation of law to have acknowledged that the foregoing waiver was separately bargained for and is a key element of the Settlement.

The Settling Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but that it is their intention to fully, finally, and forever settle any and all such Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

The Settlement set forth in the Stipulation reflects the results of the Settling Parties’ negotiations and the final terms of their agreement, which was reached only after arm’s-length negotiations among the Settling Parties, who were all represented by counsel with extensive experience and expertise in stockholder derivative litigation.

This Settlement is not evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of Defendants or of any damages or injury to Newmark or Plaintiffs.

Plaintiffs believe that the Settled Plaintiff Claims had merit when filed and continue to have merit, and Plaintiffs are settling the Settled Plaintiff Claims because they believe that the Settlement will provide substantial value to Newmark and its stockholders. Plaintiffs have concluded that the Settlement is fair, reasonable, and in the best interests of Newmark, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined herein.

The Settling Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage with respect to all claims asserted or that could be asserted in the Action or any other action, in any court or tribunal, relating to the Bonus and/or the 2021 Equity Event, including any allegations that Defendants have committed any violations of law, that they have acted improperly in any way, and that they have any liability or owe any damages of any kind to Newmark or Plaintiffs. The Settling Defendants maintain that their conduct was at all times proper and in compliance with applicable law, and that if the case proceeded to trial and a decision were issued by the Court, they would have prevailed on all claims asserted against them. The Settling Defendants further deny any breach of fiduciary duties, waste, unjust enrichment, or other harm to Newmark or its stockholders. Each of the Settling Defendants asserts that, at all relevant times, he or she acted in good faith. The Settling Defendants are entering into the Settlement in order to, among other things, terminate all claims that were or could have been asserted by Plaintiffs or any other Newmark stockholder on behalf of Newmark against the Settling Defendants in the Action or in any other action, in any court or tribunal, relating to the Bonus and/or the 2021 Equity Event.

HOW WILL THE ATTORNEYS BE PAID?

On March 21, 2025, Plaintiffs’ Counsel submitted a Fee Application to the Court for 25% of the Cash Settlement Amount, plus expenses incurred. In addition, one of the Plaintiffs seeks an incentive award, not to exceed $15,000, from the Cash Settlement Amount compensating it for its reasonable time, costs, and expenses directly relating to its prosecution of the Action. The Settling Parties have acknowledged and agree that any Fee and Expense Award in connection with the Settlement, and any Plaintiff incentive award, shall be paid from the Cash Settlement Amount and shall reduce the settlement consideration paid to Newmark accordingly.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

The Court will consider the Settlement and all matters related to the Settlement, including the Fee Application, at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Bonnie W. David on August 13, 2025, at 11:30 a.m., at the Court of Chancery of the State of Delaware, Sussex County, 34 The Circle, Georgetown, DE 19947.

At the Settlement Hearing, any current Newmark stockholder who desires to do so may appear personally or by counsel, and show cause, if any, why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of Newmark; why the Judgment should not be entered in accordance with and as set forth in the Stipulation; why the Court should not grant Plaintiffs’ Counsel’s Fee Application; or why the Court should not approve any requested Plaintiff incentive award; provided, however, that, unless the Court in its discretion otherwise directs, no Newmark stockholder, or any other Person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Judgment to be entered thereon, or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any Newmark stockholder or any other Person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than fifteen (15) Business Days prior to the Settlement Hearing, such Person files with the Register in Chancery, Delaware Court of Chancery, Sussex County, 34 The Circle, Georgetown, DE 19947, and serves upon the attorneys listed below: (a) a written notice of intention to appear that includes the name, address, and telephone number of the objector and, if represented by counsel, the name and address of the objector’s counsel; (b) proof of current Newmark stockholding; (c) a detailed statement of objections to any matter before the Court; and (d) the grounds thereof or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider. These writings must also be served by File & ServeXpress, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than fifteen (15) Business Days prior to the Settlement Hearing:

Christopher H. Lyons

Tayler D. Bolton

Robbins Geller Rudman & Dowd LLP

1521 Concord Pike, Suite 301

Wilmington, DE 19803

Randall J. Baron

A. Rick Atwood, Jr.

Benny C. Goodman III

Robbins Geller Rudman & Dowd LLP

655 W. Broadway, Suite 1900

San Diego, CA 92101

R. Bruce McNew

Cooch & Taylor, P.A.

The Nemours Building

1000 N. West Street, Suite 1500

Wilmington, DE 19801

Steven J. Purcell

Robert H. Lefkowitz

Stephen C. Childs

Omer Kremer

Purcell & Lefkowitz LLP

600 Mamaroneck Avenue, Suite 400

Harrison, NY 10528

C. Barr Flinn

Paul J. Loughman

Lauren Dunkle Fortunato

Skyler A. C. Speed

Young Conaway Stargatt & Taylor, LLP

100 North King Street

Wilmington, DE 19801

Eric Leon

Nathan Taylor

Meredith Cusick

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Matthew D. Stachel

Sabrina M. Hendershot

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1313 North Market Street, Suite 806

Post Office Box 32

Wilmington, DE 19899-0032

Andrew Gordon

Staci Yablon

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Kevin R. Shannon

Jaclyn C. Levy

Christopher D. Renaud

Justin T. Hymes

Potter Anderson & Corroon LLP

1313 N. Market Street

Hercules Plaza, 6th Floor

Wilmington, DE 19801

Unless the Court otherwise directs, any Person who fails to object in the manner described above shall be deemed to have waived and forfeited any and all rights such Person may otherwise have to object to the Settlement, any Fee and Expense Award to Plaintiffs’ Counsel, and/or any Plaintiff incentive award (including any right of appeal) and shall be forever barred from raising such objection in the Action or any other action or proceeding. Newmark stockholders who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Amended Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Sussex County, 34 The Circle, Georgetown, DE 19947, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call Plaintiffs’ Counsel: Investor Relations, Robbins Geller Rudman & Dowd LLP, 655 W. Broadway, Suite 1900, San Diego, CA 92101, 619-231-1058.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS AMENDED NOTICE

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE:

Dated: ______________________